EXHIBIT 10.6.2

AGREEMENT TO EXPAND LEASED PREMISES AND EXTEND LEASE

SECOND AMENDMENT TO LEASE DATED DECEMBER 18, 2000

THIS AGREEMENT TO EXPAND THE LEASED PREMISES AND EXTEND LEASE (the “Agreement”) is made as of April 8, 2004 by and between ALLEN ROAD PROPERTIES LIMITED LIABILITY COMPANY, (“Landlord”), an Ohio limited liability company, and ATRICURE, INC., (“Tenant”), an Ohio corporation, under the following circumstances:

A. By Lease dated as of December 18, 2000, (“the Lease”), Landlord leased to Tenant approximately 7,311 square feet of space (3,500 square feet of offices and 3,811 square feet of warehouse) in Building Five of Schumacher Commerce Park, located at 6033 Schumacher Park Drive, West Chester, Ohio 45069 (the “Leased Premises”);

B. By First Amendment to Lease dated May 28, 2002, Landlord improved the Leased Premises by building out approximately 2,150 additional square feet of office space within the Leased Premises;

C. Tenant now desires to expand and improve the Leased Premises as described herein; and

D. Landlord and Tenant now desire to extend and renew the Lease Term as provided herein.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Section 4 (“Location and Leased Premises”) is revised to indicate that the Leased Premises shall now include 9,650 square feet of office and 2,572 square feet of warehouse space (12,222 square feet total) located at 6033 and 6035 Schumacher Park Drive, West Chester, Ohio 45069, as identified on the Floor Plan labeled Exhibit “A” attached to and made a part of this Lease Amendment. Landlord shall commence build out of the improvements to be made within the Leased Premises, as shown on Exhibit “A”, at Landlord’s expense, and shall diligently pursue said construction to completion by approximately June 1, 2004.

2. Section 6 (“Term of the Lease”) shall be revised to indicate the Lease shall expire on May 31, 2009.

3. Effective June 1, 2004, the first paragraph of Section 7 of the Lease is revised to read as follows:

“7. BASE RENT AND LATE PAYMENT CHARGES: Tenant shall pay Landlord the following rentals:

Lease Year	Monthly Base Rent	Annual Base Rent
06/01/04 - 05/31/05	$9,768.46	$117,221.52
06/01/05 - 05/31/06	$9,768.46	$117,221.52
06/01/06 - 05/31/07	$9,768.46	$117,221.52
06/01/07 - 05/31/08	$9,768.46	$117,221.52
06/01/08 - 05/31/09	$9,768.46	$117,221.52	”

4. The second paragraph of Section 8 of the Lease (“Operating Cost Participation”) is revised to read as follows:

“The total square footage of the Entire Premises is 53,577 square feet. Under this Lease Agreement the Tenant will occupy 22.8% (12,222 square feet/53,577) square feet of the Building, and be responsible for paying their share of operating costs. The Landlord is responsible for paying for the operating costs of any vacant space. Landlord estimates that operating costs through 2004 will be $1.10 per square foot of leased space, or a total additional rent of $1,120.35 per month. This estimated common area cost is billed monthly, but is adjusted on an annual calendar year basis to reflect the actual cost experienced. Bills will be adjusted accordingly if the actual operating cost varies from the estimated cost. Tenants will receive a detailed breakdown of expenses and adjustments by May 15th of the following year.”

5. Section 9 (“Condition of Leased Premises and Improvements Thereto”) is revised to indicate the Leased Premises, as expanded herein, shall be improved by Landlord, at Landlord’s expense, as depicted on the Floor Plan attached hereto as Exhibit “A” and as described in Landlord’s Outline Specification dated March 16, 2004 attached hereto as Exhibit “B” and made a part of this Lease Amendment.

6. Section 11 of the Lease (“Security Deposit”) is amended to indicate the security deposit is hereby increased from the amount of Five Thousand Six Hundred Sixty-three and 96/100 Dollars ($5,663.96), to the amount of Nine Thousand Seven Hundred Sixty-eight and 46/100 Dollars ($9,768.46). Tenant shall pay the additional security deposit amount of Four Thousand One Hundred Four and 50/100 Dollars ($4,104.50) upon delivery of this Agreement to Landlord.

7. Landlord and Tenant each represent and warrant to the other that no commission shall be due any party in connection with the making and execution of this Second Amendment to Lease.

8. Except as amended herein, all terms and provisions of the Lease dated December 18, 2000, as previously amended, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Second Amendment to Lease as of the date first written above.

WITNESSES:	LANDLORD:
ALLEN ROAD PROPERTIES LIMITED
LIABILITY COMPANY

/s/ Kimberly K. Meece
	By:	/s/ Mark Schumacher
/s/ Christina R. Johnson		Mark Schumacher, Authorized Member

TENANT:
ATRICURE, INC.

	By:	/s/ David J. Drachman
David J. Drachman, President & CEO

STATE OF OHIO	)
) SS:
COUNTY OF BUTLER	)

BE IT REMEMBERED, that on the 15th day of July, 2004, personally appeared before me, Mark Schumacher, Authorized Member of ALLEN ROAD PROPERTIES LIMITED LIABILITY COMPANY, and acknowledged to me that he executed the foregoing instrument on behalf of ALLEN ROAD PROPERTIES LIMITED LIABILITY COMPANY that he was duly authorized therefor, and that the same was his free act and deed and that of the company.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal, the day and year last above written.

/s/ Kimberly K. Meece
Notary Public

KIMBERLY K. MEECE
Notary Public, State of Ohio
My Commission Expires Nov. 27, 2004

STATE OF OHIO	)
) SS:
COUNTY OF BUTLER	)

BE IT REMEMBERED, that on the 8th day of April, 2004, personally appeared before me David Drachman, President of ATRICURE, INC., and acknowledged to me that he executed the foregoing instrument on behalf of ATRICURE, INC., and that he was duly authorized therefor, and that the same was his free act and deed and that of the corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal, the day and year last above written.

/s/ Sarah C. Wichman (Luken)
Notary Public

SARAH C. LUKEN
NOTARY PUBLIC, STATE OF OHIO
MY COMMISSION EXPIRES 06-29-07

EXHIBIT “B”

February 25, 2004

Revised March 16, 2004

Atricure

6033 Schumacher Park Drive

West Chester, Ohio 45069

Attn: Sarah Wichman

Re: General Outline Specification

Dear Sarah:

Schumacher Dugan Construction, Inc. will provide all tools, labor, materials and supervision to complete the proposed tenant finish project at 6033 Schumacher Park Drive. Below is a general description of what will be included for this project.

•	Permits and Drawings

•	$2000 millwork allowance for conference room and display case.

•	All walls to be constructed of steel studs and 5/8” thick gypsum board

•	Restroom 102 & 101 will have insulated walls.

•	Door frames to be hollow metal

•	All interior doors to be solid wood pre-finished clear red oak with commercial grade hardware.

•	100 total S.F. of ceramic tile at entry at $7/s.f.

•	$14/s.y carpet allowance at Offices 104-110, Conference Rm 111-112, Open Office 103.

•	Vinyl composite tile at Break Rm 113.

•	Carpet allowance of $18/s.y. at Lobby 100.

•	2 x 4 white square edge acoustic ceiling tile. Patch and repair as required.

•	Existing toilet fixtures and hardware to be relocated and reused.

•	HVAC consists of one 6.5 ton unit for new office space. One 2 ton unit at Conference Rm 111 similar to existing.

•	Electric to be reconfigured from existing service at 6035 Schumacher Park Drive. Electric to include (38) 15 amp duplexes and (12) data rings.

•	Lighting to match existing.

•	Four recessed electric boxes at Conference Room.

•	Twelve recessed incandescent fixtures on dimmers at Conference Room.

•	Sprinkler system will be a standard wet system with chrome pendants per fire code.

•	Two (2) 56” industrial ceiling fans mounted in warehouse.

This proposal is based on the attached drawing dated 2/25/04. Please call with any questions.

Sincerely,

SCHUMACHER DUGAN CONSTRUCTION, INC.

/s/ Doug Flack
Doug Flack